EXHIBIT 8.1

(1)
Single purpose production companies include:
•
Cake Night Productions Inc.
•
ToolShed Media Inc.
•
Passage Productions Inc.
•
StreamScapes Media Inc.
•
624020 B.C. Ltd. (reserved for Raven In The Sun)
•
Whistler Stories Productions Inc.
•
Animal Miracles Productions Inc.
•
The Eyes Project Development Corp.
•
Mall World Productions Inc.
(2)
Single purpose production companies include:
•
608503 B.C. Ltd.
•
Lili White Productions Inc.
(3)
Single purpose production companies include:
•
Heroines Productions Inc.
•
Baby Pinsky Productions Inc.
•
Island of Whales Productions
•
Outside Chance Productions Inc.
•
Citizen Productions Inc.
•
Harm's Way Productions Inc.
•
Diva II Productions Inc.
•
Cat Burglar Productions Inc.
•
Diva Productions Inc.
•
1730 Holdings Ltd.
•
Electric Playground Productions Inc.
(4)
Single purpose production companies include:
•
D.M.G. Too Productions Inc.
•
Ronnie & Julie Productions, Inc.
•
First Wave Productions Inc.
•
Dead Man's Gun Productions Inc.
•
Citizen Productions Inc.
•
Annie O Productions Inc.
•
Immortal Productions Inc.
•
Sausage Productions Inc.
•
Prisoner of Zenda Productions Inc.
•
Robin Eh? Productions, Inc.
•
Jetlag Productions Inc.
•
Undying Productions Inc.
•
X Marks the Spot Productions Inc.
•
Intelligent Productions Inc.
(5)
Former owner of 1132 Hamilton Street Property and 310 West 4th Property.